PRESS RELEASE OF FSB COMMUNITY BANKSHARES, INC.


July 24, 2008

   FOR IMMEDIATE RELEASE
   Contact: Dana C. Gavenda, Chief Executive Officer
   FSB Community Bankshares, Inc.
   Tel (585) 223-9080


                         FSB COMMUNITY BANKSHARES, INC.
                        ANNOUNCES SECOND QUARTER RESULTS


Fairport, New York, July 24, 2008: FSB Community Bankshares, Inc. (the "Company") (OTC Bulletin Board: FSBC), the mid-tier stock holding company of Fairport Savings Bank (the "Bank"), reported net income of $10,000 for the quarter ended June 30, 2008 compared to a net loss of $112,000 for the quarter ended June 30, 2007. Net income per basic share for the quarter ended June 30, 2008 was $0.01. Assuming that 946,050 shares that are held by FSB Community Bankshares, MHC, the Company's parent mutual holding company, were outstanding for the quarter ended June 30, 2007, the net loss per basic share for that quarter would have been $(0.12).

For the six months ended June 30, 2008, the Company reported a net loss of $96,000 compared to a net loss of $247,000 for the six months ended June 30, 2007. Net loss per basic share for the six months ended June 30, 2008 was $(0.06) compared to a net loss per basic share of $(0.26) for the six months ended June 30, 2007, assuming that 946,050 shares were held by FSB Community Bankshares, MHC for that period.

The increase of $122,000 in net income for the second quarter of 2008 compared to the second quarter of 2007 resulted primarily from an increase in interest earning assets to interest bearing liabilities, an increase in net interest margin, and an increase in other income, partially offset by an increase in other expense. The increase in interest earning assets was primarily the result of the funds received from the stock issuance of August 2007, being invested in securities and loans.

The Company's net interest margin for the quarter ended June 30, 2008 increased 3 basis points to 2.21% from 2.18% for the quarter ended June 30, 2007. The improvement in net interest margin was primarily a result of additional interest earning assets, together with the benefit of a decline in short term interest rates producing a steeper and more favorable yield curve in 2008, compared to the flat or inverted yield curve that existed for much of 2007. If the current interest rate environment remains relatively stable through the remainder of 2008, we anticipate continued improvement in our net interest margin with certificates of deposits maturing and renewing at lower interest rates, and new loan volume added to the balance sheet at higher interest rates.

The Company's other income increased by $53,000, or 67.9%, to $131,000 for the quarter ended June 30, 2008 from $78,000 for the quarter ended June 30, 2007. Other income grew by $35,000, primarily an increase in checking account service charge fees associated with the courtesy overdraft protection at point of sale
(POS) and ATM's, and an increase of $19,000 in commissions from Oakleaf Services insurance/annuity and security sales.

At June 30, 2008, the Company had $197.2 million in consolidated assets, an increase of $29.6 million, or 17.7%, from $167.6 million at December 31, 2007. Total deposits increased $10.0 million, or 8.4%, to $129.2 million at June 30, 2008 from $119.2 million at December 31, 2007. Federal Home Loan Bank advances increased $19.5 million to $45.1 million at June 30, 2008 resulting from management's decision to utilize wholesale borrowing as a lower cost alternative to higher priced short term certificates of deposit. Stockholders' equity at June 30, 2008 was $19.9 million, or 10.1% of assets.

The credit quality of the Bank's loan portfolio remains solid. The Bank continues to have no involvement in, and has no exposure to, sub-prime lending activities. The Bank ended the first quarter with gross loans of $132.2 million, with $36,000 in non-performing loans.

FSB Community Bankshares, MHC owns 53% of the outstanding common stock of the Company. The Company is a federally chartered corporation. The Bank conducts business from its main office in Fairport, New York and two branches located in Penfield and Irondequoit, New York. The Bank's principal business consists of originating one-to-four-family residential real estate mortgages, home equity loans and lines of credit, and to a lesser extent, commercial real estate, multi-family, construction and other consumer loans. The Bank attracts retail deposits from the general public in the areas surrounding its main office and branches, offering a wide variety of deposit products. Through its wholly owned subsidiary, Oakleaf Services Corporation, the Bank offers non-deposit investment products, consisting of annuities, insurance products and mutual funds.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                         FSB COMMUNITY BANKSHARES, INC.

                      Selected Consolidated Balance Sheets
                       June 30, 2008 and December 31, 2007
                  (Dollars in thousands, except per share data)

                                                                                        (Unaudited)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 June 30,            December 31,
                                                                          ---------------------- ---------------------
                                 Assets                                            2008                  2007
------------------------------------------------------------------------------------------------ ---------------------
Total Assets                                                                 $    197,152            $   167,630
------------------------------------------------------------------------------------------------ ---------------------
Cash and Cash Equivalents                                                           5,067                  9,444
------------------------------------------------------------------------------------------------ ---------------------
Investment Securities                                                              54,159                 28,794
------------------------------------------------------------------------------------------------ ---------------------
Net Loans Receivable                                                              131,869                124,326
------------------------------------------------------------------------------------------------ ---------------------
Deposits                                                                          129,163                119,158
------------------------------------------------------------------------------------------------ ---------------------
Short-term and long-term borrowings                                                45,058                 25,581
------------------------------------------------------------------------------------------------ ---------------------
Total stockholders' equity                                                         19,855                 20,149
------------------------------------------------------------------------------------------------ ---------------------
Book value per share                                                         $      11.55            $     11.75
------------------------------------------------------------------------------------------------ ---------------------
Stockholders' equity to total assets                                                 10.1%                  12.0%
----------------------------------------------------------------------------------------------------------------------------------

                 Selected Consolidated Statements of Operations
        Three Months and Six Months Ended June 30, 2008 and June 30, 2007
                  (Dollars in thousands except per share data)

                                                                (Unaudited)

----------------------------------------------------------------------------------------------------------------------------------
                                              For the Three Months Ended June 30,        For the Six Months Ended
                                                                                                 June 30,
----------------------------------------------------------------------------------------------------------------------------------
                                                    2008               2007                2008               2007
--------------------------------------------------------------- ------------------ ----------------- -----------------------------
Interest and Dividend Income                        2,535              2,129               4,941              4,222
----------------------------------------------------------------------------------------------------------------------------------
Interest Expense                                    1,496              1,319               3,016              2,572
----------------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                 1,039                810               1,925              1,650
----------------------------------------------------------------------------------------------------------------------------------
Provision for Loan Losses                               6                  -                   6                  -
----------------------------------------------------------------------------------------------------------------------------------
Net Interest Income after Provision for             1,033                810               1,919              1,650
 Loan Losses
----------------------------------------------------------------------------------------------------------------------------------
Other Income                                          131                 78                 225                159
----------------------------------------------------------------------------------------------------------------------------------
Other Expense                                       1,150              1,063               2,294              2,194
----------------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                      14               (175)               (150)              (385)
----------------------------------------------------------------------------------------------------------------------------------
Provision (Benefit) for Income Taxes                    4                (63)                (54)              (138)
----------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                      10               (112)                (96)              (247)
----------------------------------------------------------------------------------------------------------------------------------
Basic Net  Income (loss) per common share            0.01              (0.12)              (0.06)             (0.26)
(1)
----------------------------------------------------------------------------------------------------------------------------------
Average common shares outstanding (1)               1,719                946               1,719                946
----------------------------------------------------------------------------------------------------------------------------------

(1) Assumes that for the periods ended June 30, 2007, 946,050 shares of common stock, which equals the 53.0% interest of the Company's common stock held by FSB
Community Bankshares, MHC, were outstanding.

                                      * * *
                                      (End)